EXHIBIT 99.2


                          BAY VIEW CAPITAL CORPORATION

                SPECIAL MEETING OF STOCKHOLDERS - AUGUST 31, 1999


     The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on August 31, 1999 at 1:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:


     I. Approval and adoption of an Agreement and Plan of Merger and Reorganization, dated March 11, 1999, as amended, by and between the Company and Franchise Mortgage Acceptance Company and the transactions contemplated thereby and approval of the issuance of Bay View common stock in connection therewith.


                 FOR                        AGAINST                    ABSTAIN


     II. Approval and adoption of an amendment to the Company's 1995 Stock Option and Incentive Plan to increase the number of shares reserved thereunder from 2,000,000 to 2,500,000.

                 FOR                        AGAINST                    ABSTAIN


     In its discretion, the Board of Directors, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     The Board of Directors recommends a vote "FOR" both proposals.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney or proxy for the undersigned shall be deemed terminated and of no further force and effect. (Continued and to be SIGNED on Reverse Side)



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     The  undersigned  acknowledges  receipt  from  the  Company,  prior  to the
execution  of  this  proxy,   of  notice  of  the  Meeting  and  a  Joint  Proxy
Statement/Prospectus.



                                           Dated:                      , 1999


                                          ----------------------------
                                          Signature of Stockholder

                                          ----------------------------
                                          Signature of Stockholder


                                          Please sign exactly as your name(s)
                                          appear(s) to the left.  When signing
                                          as attorney, executor, administrator,
                                          trustee or guardian, please give your
                                          full title.  If shares are held
                                          jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE